                                                                    EXHIBIT 10.1

                             MODIFICATION AGREEMENT
                             ----------------------

     THIS MODIFICATION AGREEMENT (hereinafter, this "AGREEMENT") is made this 31st day of March, 2000 by and among:

          FLEET NATIONAL BANK (hereinafter, the "BANK"), a bank organized under the laws of the United States of America with its principal office located at 100 Federal Street, Boston, Massachusetts;

          SIGHT RESOURCE CORPORATION (hereinafter, the "SIGHT RESOURCE"), a Delaware corporation with a principal place of business at 100 Jeffrey Avenue, Holliston, Massachusetts;

          CAMBRIDGE EYE ASSOCIATES, INC. (hereinafter, "CAMBRIDGE EYE"), a Delaware corporation with a principal place of business at 1 Highland Avenue, Unit 3B, Malden, Massachusetts;

          DOUGLAS VISION WORLD, INC. (hereinafter, "DOUGLAS VISION"), a Delaware corporation with a principal place of business at 1 Highland Avenue, Unit 3B, Malden, Massachusetts;

          E.B. BROWN OPTICIANS, INC. (hereinafter, "E.B. BROWN"), a Delaware corporation with a principal place of business at 1549 E. 30th Street, Cleveland, Ohio;

          EYEGLASS EMPORIUM, INC. (hereinafter, "EYEGLASS EMPORIUM"), a Delaware corporation with a principal place of business at 100 Jeffrey Avenue, Holliston, Massachusetts;

          KENT OPTICAL COMPANY, F/K/A KENT ACQUISITION CORP. (hereinafter, "KENT OPTICAL"), a Delaware corporation with a principal place of business at 100 Jeffrey Avenue, Holliston, Massachusetts;

          SHAWNEE OPTICAL, INC. (hereinafter, "SHAWNEE OPTICAL"), a Delaware corporation with a principal place of business at 2203 W. 38th Street, Erie, Pennsylvania; and

          VISION PLAZA, CORP. (hereinafter, "VISION PLAZA"), a Delaware corporation with a principal place of business at 3301 Veterans Memorial Boulevard, Suite 54E, Metarie, Louisiana.

     Hereinafter, the Sight Resource, Cambridge Eye, Douglas Vision, E.B. Brown, Eyeglass Emporium, Kent Optical, Shawnee Optical, and Vision Plaza shall be referred to collectively, jointly, and severally, as the "OBLIGORS".

                                   BACKGROUND
                                   ----------

     Reference is hereby made to certain loan arrangements (hereinafter, the "LOAN ARRANGEMENTS") entered into by and between the Bank and the Obligors, evidenced by, among other things, the following documents, instruments, and agreements (hereinafter, together with this Agreement and all documents, instruments, and agreements executed incidental hereto, and contemplated hereby, this Agreement, collectively the "LOAN DOCUMENTS"):

          1. Secured Revolving Line Note (hereinafter, the "REVOLVING NOTE") dated April 15, 1999 in the maximum principal amount of $3,000,000.00 made by the Obligors payable to the Bank;

          2. Secured Term Note (hereinafter, the "TERM NOTE") dated April 15, 1999 in the original principal amount of $7,000,000.00 made by the Obligors payable to the Bank;

          3. Acquisition Term Note (hereinafter, the "ACQUISITION TERM NOTE") dated April 15, 1999 in the maximum principal amount of $10,000,000.00 made by the Obligors payable to the Bank;

          4. Loan Agreement (hereinafter, the "LOAN AGREEMENT") dated April 15, 1999, entered into by and between the Bank and the Obligors;

          5. Security Agreement (All Assets) (hereinafter, the "SECURITY AGREEMENT") dated April 15, 1999 pursuant to which each of the Obligors granted the Bank a security interest in the Collateral (as defined in the Security Agreement); and

     Capitalized terms used herein and not otherwise defined shall have the meanings as set forth in the Loan Agreement.

     The Obligors acknowledge and agree that, as of December 31, 1999, they failed to comply with the provisions of certain Negative Covenants contained in
Section 7.01, 7.03, 7.04, 7.05, and 7.06 of the Loan Agreement (collectively, the "NEGATIVE COVENANT DEFAULTS"). As a result of the Obligors failure to comply with the foregoing Negative Covenants, an Event of Default has occurred under the Loan Documents, and, as such, any obligation on the part of the Bank to continue to make Advances to the Obligors terminated. At this time, the Obligors have requested that the Bank waive the Negative Covenant Defaults, modify certain terms and conditions of the Loan Documents, and continue to make Advances to the Obligors under the Loan Agreement. The Bank has agreed to do so, BUT ONLY upon the terms and conditions set forth herein.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Bank and the Obligors, as follows:

                         ACKNOWLEDGMENT OF INDEBTEDNESS
                         ------------------------------

      1. The Obligors each hereby acknowledge and agree that, in accordance with the terms and conditions of (i) the Loan Documents, (ii) this Agreement, and
(iii) all documents, instruments, and agreements executed incidental to, and contemplated by, this Agreement, the Obligors are jointly and severally liable to the Bank as of March 29, 2000, as follows:

     (a)  Revolving Note:

          (1)     Principal:                                    $1,525,000.00
          (2)     Interest:                                     $    9,641.80
          (3)     Legal Fees & Expenses
                    (As of March 29, 2000):    $    5,944.97

                              Subtotal         $1,540,586.77


     (b)  Term Note:

          (1)     Principal:                                    $6,583,335.00
          (2)     Interest:                                     $   42,217.46

                              Subtotal         $6,625,552.46

     (c)  Acquisition Term Note:

          (1)     Principal:                                    $        0.00
          (2)     Interest:                                     $        0.00

                              Subtotal         $        0.00

                              TOTAL            $8,166,139.23

(d) All interest accruing from and after March 29, 2000 under the Revolving Note, and the Term Note, and all late fees, reasonable costs, expenses, and costs of collection (including reasonable attorneys' fees and the allocated costs of the Bank's in-house counsel) incurred by the Bank from and after March 29, 2000 in connection the Loan Documents, including, without limitation, all reasonable attorney's fees and expenses incurred in connection with the negotiation and preparation of this Agreement and all documents, instruments, and agreements incidental hereto.

(e) Hereinafter all amounts due as set forth in this Paragraph 1, and elsewhere payable under this Agreement, shall be referred to collectively as the "OBLIGATIONS".

                                 WAIVER OF CLAIMS
                                 ----------------

      2. The Obligors each hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Bank or the Bank's officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns with respect to the Obligations, or otherwise, and that if any of the Obligors now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank or the Bank's officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Obligors each hereby RELEASE the Bank and the Bank's officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

               RATIFICATION OF LOAN DOCUMENTS; FURTHER ASSURANCES
               --------------------------------------------------


      3.    The Obligors:

      (a) Hereby ratify, confirm, and reaffirm all and singular the terms and conditions of the Loan Documents. The Obligors further acknowledge and agree that except as specifically modified in this Agreement, all terms and conditions of those documents, instruments, and agreements shall remain in full force and effect; and

      (b) Shall, from and after the execution of this Agreement, execute and deliver to the Bank whatever additional documents, instruments, and agreements that the Bank reasonably may require in order to vest or perfect the Loan Documents and the collateral granted therein more securely in the Bank and to otherwise give effect to the terms and conditions of this Agreement.

                               WAIVER OF DEFAULTS
                               ------------------

      4. In consideration for the Obligors promise to perform each and every term and condition of this Agreement, the Bank hereby waives the Negative Covenant Defaults. The Obligors acknowledge and agree that this waiver of the Negative Covenant Defaults shall apply only to the defaults specified herein which have occurred under the Loan Documents prior to the execution of this Agreement, and shall not constitute a waiver of any default or Event of Default occurring or continuing after the execution of this Agreement, other than of the Negative Covenant Defaults.

                         TERMINATION OF ACQUISITION LINE
                         -------------------------------

      5. The Obligors hereby acknowledge and agree that the Acquisition Line, as more particularly described in Article IV of the Loan Agreement, is hereby terminated. As such, the Obligors may no longer make any requests for Advances under the Acquisition Line, and the Bank shall have no obligation to honor any requests for Advances made by the Obligors under the Acquisition Line.

                                  LOAN ADVANCES
                                  -------------

      6.    From and after the execution of this Agreement:

      (a) The Bank will make Advances to the Obligors under the Revolving Loan, subject to the following:

                  (1) Any and all requests for Advances shall be made in
            accordance with the provisions of the Loan Agreement, shall constitute a portion of the Obligations, and shall be secured by all of the Collateral granted to the Bank under the Loan Documents or otherwise;

                  (2) The aggregate sum of all advances shall not exceed the
            LESSER of:

                      (i)  $2,500,000.00, or
                      (ii) the Borrowing Base;

                  (3) Any and all requests for Advances shall be made in
            accordance with the terms of the Loan Agreement, and shall be:

                        (i) Submitted to the Bank by telecopier, to the attention of Ms. Angela Turchetta (telecopier 401-278-6005);
                        (ii) Accompanied by: (x) a Borrowing Base Certificate in
                  the form attached hereto as Exhibit A, which Borrowing Base Certificate shall indicate that the Obligors have adequate levels of Eligible Accounts Receivable and Eligible Inventory as of the date of the requested Advance, in order to support the amount of the requested Advance, and (y) a Compliance Certificate in the form attached hereto as Exhibit B, which Compliance Certificate shall indicate that the Obligors are in compliance with each of the Negative Covenants, as amended by this Agreement.

                  (4) The Obligors ability to request that an Advance under the
            Revolving Loan shall constitute a LIBOR Loan is hereby terminated. Any and all Advances which the Bank agrees to make shall constitute a Prime Rate Loan, and shall accrue interest and be repaid in accordance with the terms and conditions of this Agreement.

      (b) The Bank's agreement to make Advances to the Obligors hereunder shall terminate upon the earlier of the following (i) the occurrence of an Event of Default, or (ii) March 31, 2001 (hereinafter, the "MATURITY DATE").

                   INTEREST RATE; REPAYMENT OF THE OBLIGATIONS
                   -------------------------------------------

      7. From and after the execution of this Agreement, interest shall accrue upon, and the Obligors shall repay, the Obligations as follows:

      (a) Interest shall accrue on the unpaid principal balance of the Revolving Note and the Term Note at a floating rate equal to the aggregate of the Prime Rate PLUS the following percentages for the corresponding time periods set forth below, each calculated on a per annum basis:

--------------------------------------------------------------------------------

           TIME PERIOD                             APPLICABLE PERCENTAGE
           -----------                             ---------------------
--------------------------------------------------------------------------------

 Upon Execution of this Agreement
 through and including August 31, 2000                      1.0%

--------------------------------------------------------------------------------

 From September 1, 2000 through and
 including October 31, 2000                                 2.0%

--------------------------------------------------------------------------------

 From November 1, 2000 through and
 including the Maturity Date:                               3.0%

--------------------------------------------------------------------------------

      (b) The interest rate increases scheduled for September 1, 2000 and November 1, 2000 for are subject to the following:

                  (1) In the event that, on or before August 31, 2000, the
            Obligors provide the Bank with a commitment letter (hereinafter, the "COMMITMENT LETTER"), reasonably acceptable to the Bank, demonstrating a commitment, subject only to documentation and no further contingencies of any kind, from an acceptable financial institution, in an amount sufficient to satisfy the Obligations in full by no later than September 30, 2000, then, the interest rate increase scheduled for September 1, 2000 shall be deferred. Notwithstanding the foregoing, in the event that the Obligations have not been paid in full on or before September 30, 2000, then the interest rate increase originally scheduled for September 1, 2000 shall be immediately effective, retroactive to September 1, 2000; and

                  (2) In the event that, on or before October 31, 2000, the
            Obligors provide the Bank with a Commitment Letter, reasonably acceptable to the Bank, demonstrating a commitment, subject only to documentation and no further contingencies of any kind, from an acceptable financial institution, in an amount sufficient to satisfy the Obligations in full by no later than November 30, 2000, then, the interest rate increase scheduled for November 1, 2000 shall be deferred. Notwithstanding the foregoing, in the event that the Obligations have not been paid in full on or before November 30, 2000, then the interest rate increase originally scheduled for November 1, 2000 shall be immediately effective, retroactive to November 1, 2000.

      (c) The Obligors shall pay all accrued interest on the Obligations in arrears on the first Banking Day of each calendar month.

      (d) The Obligors shall make regular scheduled payments in reduction of the principal balance of the Term Note, in the following amounts during the corresponding time periods:

--------------------------------------------------------------------------------
               TIME PERIOD                         AMOUNT OF PRINCIPAL PAYMENT
               -----------                         ---------------------------
--------------------------------------------------------------------------------

      Commencing April 1, 2000 and
      continuing on the like day of each
      calendar month through and including                 $ 83,333.33
      July, 2000:

--------------------------------------------------------------------------------

      Commencing August 1, 2000 and
      continuing on the like day of each
      calendar month through and including                 $100,000.00
      December, 2000:

--------------------------------------------------------------------------------

      Commencing January 1, 2001 and
      continuing on the like day of each
      calendar month through and including                 $125,000.00
      March, 2001:

--------------------------------------------------------------------------------


      (e) The Obligors shall pay all Obligations in full by federal funds wire transfer on or before the earlier of (i) the occurrence of an Event of Default, or (ii) the Maturity Date.

                            RESTRICTION ON DIVIDENDS
                            ------------------------

      8. From and after the execution of this Agreement, the Obligors shall not pay any dividends, or make other distributions of any kind, nature, or manner to any party without the prior written consent of the Bank.

                          CASH MANAGEMENT RELATIONSHIP
                          ----------------------------

      9. The Obligors agree further that :

      (a) The Bank shall have no obligation to pay any items presented to the Bank for payment unless there are collected funds in the specific account drawn upon in an amount sufficient to pay each item presented;

      (b) The Obligors shall not be permitted to incur any overdrafts in any of the Obligors' demand deposit accounts maintained by any of the Obligors with the Bank; and

      (c) The maximum availability under the ACH Line is hereby reduced to $250,000.00.

                              FINANCIAL CONSULTANT
                              --------------------

      10. The Obligors have advised the Bank that the Obligors have, at the Obligors sole cost and expense, retained Venture Management to serve as the Obligors financial consultant (hereinafter, the "FINANCIAL CONSULTANT"), for the purpose of assessing the status of the Obligors continuing business operations and analyzing the Obligors business plan and strategy for ensuring payment in full of the Obligations by the Maturity Date. The Obligors shall (i) cooperate fully with the Financial Consultant, (ii) instruct the Financial Consultant to provide the Bank with true and accurate copies of any and all financial and other information concerning the Obligors with respect to the Obligations, whether generated by the Financial Consultant or otherwise, which the Bank shall request, and (iii) continue to retain the Financial Consultant, or some other financial consultant reasonably acceptable to the Bank, during the entire term of this Agreement.

                              INSURANCE; SCHEDULES
                              --------------------

      11. Within ten (10) days of the execution of this Agreement, the Obligors shall provide the Bank with:

(a) Evidence of current insurance policies covering all of Obligors' real and personal property. Such insurance policies shall be in an amount, of a type, and issued by an insurance company, acceptable to the Bank in its sole and exclusive discretion. In addition, each insurance policy must name the Bank as additional insured and loss payee.

(b) Updated schedules containing, among other things, the following information:

            (1) A listing, including street addresses, of all locations at which the Obligors conduct business, maintain records, and/or store inventory, equipment, machinery, or other personal property;

            (2) A listing of all states and/or foreign countries in which the Obligors are incorporated and/or authorized/licensed to conduct business;

            (3) A description of the corporate structure and capitalization of the Obligors, including a listing of any and all subsidiaries of the Obligors, and all investments of the Obligors;

            (4) A description of all outstanding litigation to which the Obligors are a party, or any threatened litigation to which the Obligors are aware;

            (5) A description of type and location of any accounts and/or lockboxes of each of the Obligors;

            (6) A description of all indebtedness (other than the Obligations) of the Obligors to any other party;

            (7) A description of any and all liens against the assets of any of the Obligors; and

            (8) A description of any compensation paid to any shareholder, officer or director of any of the Obligors.

                              FIELD EXAMINATIONS
                              ------------------

       12. The Obligors agree to fully cooperate and assist the Bank and/or the Bank's auditors, consultants, and/or other representatives in conducting independent field examinations of the Obligors' operations and their books and records (including without limitation all records relating to the Obligors' accounts receivable, inventory, and accounts payable), which cooperation shall include, without limitation, providing the Bank and/or the Bank's auditors, consultants, and/or other representatives, reasonable access upon reasonable prior notice to the Obligors' business premises, books and records, and/or other information as may be reasonably required by the Bank. The Obligors shall reimburse the Bank on demand for any and all reasonable costs and expenses incurred by the Bank in connection with such appraisals and field examinations. The Obligors hereby acknowledge and agree that the Bank may conduct, at the Obligors' sole costs and expense, as many field examinations as the Bank may determine are necessary in the Bank's sole and exclusive discretion.

                                   WARRANTS
                                   --------

      13. Within ten (10) days of the execution of this Agreement, Sight Resource shall execute and deliver to the Bank a common stock purchase warrant (hereinafter, the "Warrant"), substantially in the form of the Warrant annexed hereto as Exhibit C, together with such other documents as the Bank may require in connection therewith. The Obligors expressly acknowledge and agree that the Bank's agreements to modify the Loan Documents and continue to make Advances, as more particularly set forth in this Agreement, are expressly conditioned upon Sight Resource's prior execution and delivery of the Warrant to the Bank.

                       MODIFICATION OF NEGATIVE COVENANTS
                       ----------------------------------

      14. During the term of this Agreement the Negative Covenants contained in
Article VII of the Loan Agreement shall be modified as follows:

      (a) Section 7.01 is hereby deleted in its entirety and the following is inserted in its place:

            7.01 (MINIMUM NET WORTH). BORROWER (ON A CONSOLIDATED BASIS) WILL NOT PERMIT ITS NET WORTH TO BE LESS THAN $21,000,000.00 AS AT THE END OF ANY FISCAL QUARTER OF BORROWER COMMENCING WITH THE FISCAL QUARTER ENDING MARCH 31, 2000. THE MINIMUM NET WORTH FIGURE SHALL INCREASE ANNUALLY (COMMENCING WITH THE FISCAL QUARTER ENDING MARCH 31, 2001) BY AN AMOUNT EQUAL TO 50% OF THE PRIOR YEAR'S NET INCOME AFTER TAXES, WITHOUT DEDUCTION FOR ANY LOSSES SUSTAINED.

      (b) Section 7.03 is hereby deleted in its entirety and the following is inserted in its place:

            7.03 (MINIMUM DEBT SERVICE COVERAGE RATIO). BORROWER (ON A CONSOLIDATED BASIS) WILL NOT PERMIT ITS EBITDA TO BE LESS THAN THE FOLLOWING PERCENTAGES OF ITS DEBT SERVICE FOR THE YEAR TO DATE PERIOD ENDING ON THE LAST DAY OF ANY OF THE FOLLOWING FISCAL QUARTERS OF THE BORROWER:

        ------------------------------------------------------------------
             Quarter Ending                      Applicable Percentage
        ------------------------------------------------------------------
             March 31, 2000                              45%
        ------------------------------------------------------------------
             June 30, 2000                               60%
        ------------------------------------------------------------------
           September 30, 2000                           120%
        ------------------------------------------------------------------
            December 31, 2000                           110%
        ------------------------------------------------------------------

          AS USED IN THIS AGREEMENT, THE TERM "EBITDA" SHALL MEAN AND REFER TO, FOR THE APPLICABLE PERIOD, INCOME FROM CONTINUING OPERATIONS BEFORE THE PAYMENT OF INTEREST AND TAXES PLUS DEPRECIATION AND AMORTIZATION, DETERMINED IN ACCORDANCE GAAP.

      (c) Section 7.04 is hereby deleted in its entirety and the following is inserted in its place:

          7.04 (MAXIMUM FUNDED DEBT COVERAGE RATIO). BORROWER (ON A CONSOLIDATED BASIS) WILL NOT PERMIT THE PRINCIPAL AMOUNT OF OUTSTANDING LOANS ON THE LAST DAY OF ANY FISCAL QUARTER OF BORROWER TO BE MORE THAN THE FOLLOWING PERCENTAGES OF THE BORROWER'S EBITDA, ON AN ANNUALIZED BASIS, AS FOLLOWS:

        ------------------------------------------------------------------
                    Quarter Ending          Applicable Percentage
        ------------------------------------------------------------------
                    March 31, 2000                   840%
        ------------------------------------------------------------------
                     June 30, 2000                   490%
        ------------------------------------------------------------------
                  September 30, 2000                 350%
        ------------------------------------------------------------------
                   December 31, 2000                 350%
        ------------------------------------------------------------------

      (d) Section 7.05 is hereby deleted in its entirety and the following is inserted in its place:

          7.05 (MINIMUM NET PROFIT). BORROWER WILL NOT PERMIT ITS CONSOLIDATED NET PROFIT/(LOSS) AFTER TAXES TO BE LESS THAN/(GREATER
          THAN) THE FOLLOWING AMOUNTS ON THE LAST DAY OF ANY OF THE FOLLOWING FISCAL QUARTERS:

        ------------------------------------------------------------------
                    Quarter Ending               Applicable Amount
        ------------------------------------------------------------------
                    March 31, 2000                 ($980,000.00)
        ------------------------------------------------------------------
                     June 30, 2000                 ($670,000.00)
        ------------------------------------------------------------------
                  September 30, 2000                $320,000.00
        ------------------------------------------------------------------
                   December 31, 2000               ($620,000.00)
        ------------------------------------------------------------------
                Annual Fiscal Year 2000           ($1,950,000.00)
        ------------------------------------------------------------------

          EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR AND THE ANNUAL CALCULATION SHALL BE SEPARATE AND DISTINCT TESTS.

                               FINANCIAL REPORTING
                               -------------------

      15. In addition to all other reporting requirements contained in the Loan Documents, each of the Obligors shall also furnish the Bank with the following:

      (a) Monthly Financial Statements: The Obligors shall submit, on a consolidating basis, to the Bank, within thirty (30) days of the close of each calendar month, a statement of income, cash flow, and balance sheet for the immediately preceding month and year-to-date period. Simultaneously with the furnishing of such financial statements, the Obligors shall submit to the Bank (i) a detailed reconciliation analysis of the actual monthly and year-to-date results compared to the projected results to be delivered to the Bank, and as further amended to reflect any interest and/or fees that are incurred as a result of this Agreement, and (ii) a detailed written explanation of any and all material variances.

      (b) Rolling Thirteen (13) Week Cash Flow Forecast: Commencing upon the execution of this Agreement, and continuing on a weekly basis, on Wednesday of each calendar week, the Obligors shall submit to the Bank, an updated rolling thirteen (13) week cash flow forecast, whereby the first week shall be deleted and updated with the week immediately succeeding the last week included in the previous report.

      (c) Accounts Receivable Agings, Inventory Reports, Accounts Payable Agings, and Borrowing Base Certificates: Commencing upon the execution of this Agreement, and continuing on or before the 20th day of each month thereafter, the Obligors shall submit to the Bank
            (i) an aging of its open accounts receivable, (ii) a detailed inventory report, (iii) an accounts payable aging, and (iv) a Borrowing Base Certificate, for the immediately preceding month. The Borrowing Base Certificate shall be in the form required to be submitted to the Bank by the Obligors in accordance with the terms of this Agreement.

      (d) Financial Statements: Within thirty (30) days of the execution of this Agreement, the Obligors shall deliver to the Bank an original copy of the Obligors audited consolidated and consolidating financial statements, including statements of profit and loss, cash flow, and a balance sheet for the fiscal year ended December 31, 1999. In addition, within thirty (30) days of providing the foregoing audited financial statements, the Obligors shall provide the Bank with a copy of their certified public accountant's unqualified opinion and management letter with respect to the fiscal year ended December 31, 1999.

      (e) Certifications: All financial reporting required to be provided to the Bank shall be certified (to the best knowledge and belief of the certifying officer) both as to the accuracy and compliance with required covenants by the Chief Executive Officer or Chief Financial Officer of the Obligors.

                                EVENTS OF DEFAULT
                                -----------------

      16. The occurrence of any one or more of the following events shall constitute an event of default (hereinafter, a "EVENT OF DEFAULT") under this Agreement, and under each of the Loan Documents:

      (a) The failure of the Obligors to pay any amount required to be paid to the Bank under this Agreement as and when due, including the failure of the Obligors to pay all Obligations in full on or before 5:00 p.m. Boston time on the Maturity Date, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

      (b) The failure of the Obligors to promptly, punctually, or faithfully perform any term or condition of this Agreement as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

      (c) A materially adverse change in the financial condition of any of the Obligors;

      (d) The failure of any financial information or representations heretofore or hereafter submitted to the Bank by any of the Obligors to have been materially true, accurate, or complete at the time submitted, which failure shall be the result of a knowing or intentional act of any of the Obligors; or

      (e) The occurrence of any default or event of default by any of the Obligors under, and as defined in, any of the Loan Documents.


                  RIGHTS UPON OCCURRENCE OF AN EVENT OF DEFAULT
                  ---------------------------------------------

      17.   Upon the occurrence of any Event of Default:

      (a) Interest shall accrue upon the unpaid principal balance of the Obligations at a rate which is four (4%) percentage points per annum greater than the rate of interest which is then in effect;

      (b) The Obligors ability to request Advances shall automatically terminate, without notice to the Obligors;

      (c) All Obligations shall be immediately due and payable in full, without demand, notice, or protest, all of which are hereby expressly WAIVED; and

      (d) The Bank may immediately commence enforcing its rights and remedies pursuant to this Agreement, the Loan Documents, and/or otherwise, in such manner and order as the Bank may determine in its sole and exclusive discretion.

                                MODIFICATION FEE
                                ----------------

      18. In consideration of the Bank's agreement to enter into this Agreement, the Obligors shall be obligated to pay to the Bank the sum of $160,000.00 as a modification fee (hereinafter, the "MODIFICATION FEE").

      (a)   The Modification Fee shall be:

                  (1) Paid by the Obligors to the Bank in installments by no later than 5:00 p.m. Boston time on or before the following dates, in the corresponding amounts:

         --------------------------------------------------------------
                   TIME PERIOD                   AMOUNT OF PAYMENT
         --------------------------------------------------------------
           Upon execution of this Agreement:         $80,000.00
         --------------------------------------------------------------
           September 1, 2000:                        $50,000.00
         --------------------------------------------------------------
           November 1, 2000:                         $30,000.00
         --------------------------------------------------------------

                  (2) Fully earned as of the date of the execution of this
            Agreement; and

                  (3) Retained by the Bank under all circumstances as a fee and not be applied in reduction of the Obligations.

      (b) Notwithstanding the foregoing, in the event that the Obligations have been paid in full at any time prior to October 31, 2000, then the Bank shall waive the Obligors obligation to pay any unpaid installment of the Modification Fee. Further, in the event that the Obligors have paid the Obligations in full on or before August 31, 2000, then the Bank shall credit the Obligors the amount of $30,000.00 towards the repayment of the outstanding Obligations.

                               COSTS OF COLLECTION
                               -------------------

      19. (a) On or before the execution of this Agreement, the Obligors shall pay the Bank the sum of $5,944.97 in reimbursement for reasonable costs, expenses, and costs of collection (including reasonable attorneys' fees and expenses) incurred by the Bank through March 29, 2000, in connection with the protection, preservation, and enforcement by the Bank of its rights and remedies under the Loan Documents, including, without limitation, the negotiation and preparation of this Agreement.

      (b) The Obligors shall reimburse the Bank on demand for any and all reasonable costs, expenses, and costs of collection (including reasonable attorneys' fees and expenses) incurred by the Bank from and after March 29, 2000, in connection with the protection, preservation, and enforcement by the Bank of its rights and remedies under the Loan Documents, including, without limitation, the negotiation and preparation of this Agreement.

                                     NOTICES
                                     -------

      20. Any communication between the Bank and the Obligors shall be forwarded via certified mail, return receipt requested, or via recognized overnight courier, addressed as follows:

          If to the Bank:    Fleet National Bank
                             Managed Assets Division
                             Mail Stop: RI-DE-03320A
                             111 Westminster Street
                             Providence, Rhode Island 02903
                             Attn.:   Mr. Daniel Butler
                                      Vice President

          With a copy via telecopier to:

                         Steven T. Greene, Esquire
                         Riemer & Braunstein LLP
                         Three Center Plaza
                         Boston, Massachusetts 02108
                         Telecopier No. (617) 880-3456

          If to the Obligors:  Sight Resource Corporation
                               100 Jeffrey Avenue
                               Holliston, Massachusetts 01746
                               Attn:  William T. Sullivan
                                      President and CEO

          With a copy via telecopier to:

                               Lewis Geffen, Esquire
                               Mary-Laura Greely, Esquire
                               Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. One Financial Center
                               Boston, Massachusetts 02110
                               Telecopier No. (617) 542-2241

                                 WAIVERS
                                 -------

      21. NON-INTERFERENCE. From and after the occurrence of any Event of Default, the Obligors agree not to interfere with the exercise by the Bank of any of its rights and remedies. The Obligors further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Bank's efforts to realize upon any of the collateral granted to the Bank under the Loan Documents, or otherwise to enforce the Bank's rights and remedies pursuant to the Loan Documents. This provision shall be specifically enforceable by the Bank.

      22. AUTOMATIC STAY. The Obligors hereby expressly assent to any motion filed by the Bank seeking relief from the automatic stay in connection with any Petition for Relief filed by or against any one or more of the Obligors under the United States Bankruptcy Code.

      23. JURY TRIAL. The Obligors and the Bank hereby make the following waiver knowingly, voluntarily, and intentionally, and understand that the other, in entering into this Agreement, is relying on such a waiver: THE OBLIGORS EACH HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY OF THE OBLIGORS BECOME A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE OBLIGORS OR IN WHICH THE OBLIGORS ARE JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE OBLIGORS, OR ANY OTHER PERSON, AND THE BANK.

                                ENTIRE AGREEMENT
                                ----------------

      24. This Agreement shall be binding upon the Obligors and the Obligors' respective employees, representatives, successors, and assigns, and shall inure to the benefit of the Bank and the Bank's successors and assigns. This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the Obligors and the Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the Obligors and the Bank shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver, and if such party be the Bank, then by a duly authorized officer thereof.

                            CONSTRUCTION OF AGREEMENT
                            -------------------------

      25. In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

      (a) All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts and are intended to take effect as sealed instruments.

      (b) The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the Bank and the Obligors under this Agreement.

      (c) In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the Bank and the Obligors, the provisions of this Agreement shall govern and control.

      (d) The Bank and the Obligors have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel. Accordingly, all of them shall be deemed to have been drafted by the Bank and the Obligors and shall not be construed against either the Bank or the Obligors.

                         ILLEGALITY OR UNENFORCEABILITY
                         ------------------------------

      26. Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

                                 INFORMED EXECUTION
                                 ------------------

      27. The Obligors warrant and represent to the Bank that the Obligors:

      (a) Have read and understand all of the terms and conditions of this Agreement;

      (b)   Intend to be bound by the terms and conditions of this Agreement;

      (c) Are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection; and

      (d) Acknowledge and agree that the modifications provided to the Obligors by the Bank pursuant to this Agreement constitute a fair and reasonable time frame within which all Obligations are to be paid in full.

     IN WITNESS WHEREOF, this Agreement has been executed this 31st day of March, 2000.

FLEET NATIONAL BANK                 SIGHT RESOURCE CORPORATION


By:       /s/ Daniel Butler         By:  /s/ James W. Norton
          -----------------              -------------------
Title:    Vice President            Title:  Chief Financial Officer
          --------------                    -----------------------

                                    CAMBRIDGE EYE ASSOCIATES, INC.

                                    By:  /s/ James W. Norton
                                         -------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                    DOUGLAS VISION WORLD, INC.


                                    By:  /s/ James W. Norton
                                         -------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                    E.B. BROWN OPTICIANS, INC.


                                    By:  /s/ James W. Norton
                                         -------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                    EYEGLASS EMPORIUM, INC.


                                    By:  /s/ James W. Norton
                                         -------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                    KENT OPTICAL COMPANY,
                                    f/k/a KENT ACQUISITION CORP.


                                    By:  /s/ James W. Norton
                                         -------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                    SHAWNEE OPTICAL, INC.


                                    By:  /s/ James W. Norton
                                         -------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                    VISION PLAZA, CORP.


                                    By:  /s/ James W. Norton
                                         -------------------
                                    Title:  Chief Financial Officer
                                            -----------------------

                                                                       EXHIBIT C
                                                                       ---------

                           SIGHT RESOURCE CORPORATION

                    Right to Purchase Shares of Common Stock
                          of Sight Resource Corporation

Common Stock Purchase Warrant No. W-1

     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.


                          Common Stock Purchase Warrant



     Sight Resource Corporation, a [Delaware] corporation (together with any corporation which shall succeed to or assume the obligations of Sight Resource Corporation hereunder, the "COMPANY"), hereby certifies that, for value received, Fleet National Bank, or its assigns ("FLEET" or "HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company (i) subject to paragraph (A) below, the First Condition Shares, and (ii) subject to paragraph (B) below, the Second Condition Shares, at any time and from time to time on and after the respective dates on which this Warrant becomes exercisable for First Condition Shares and the Second Condition Shares as determined pursuant to Section 2.1 below until the expiration hereof pursuant to Section
2.3 below, at a purchase price per share equal to the Exercise Price. The Warrant Stock and the Exercise Price are subject to adjustment from time to time as provided herein.

(A) First Condition Shares. This Warrant shall become exercisable for Fifty Thousand (50,000) shares (the "FIRST CONDITION SHARES") of Warrant Stock (subject to any and all adjustments as provided herein, including without limitation any adjustments in connection with events occurring prior to the date on which this Warrant first becomes exercisable for the First Condition Shares) on and as of 5:00 PM, Eastern time, on August 31, 2000, if the Borrower (as defined in that certain Loan Agreement dated as of March 31, 2000 by and among Fleet, the Company and the other parties named therein, as modified by that certain Modification Agreement of even date herewith (the "LOAN AGREEMENT")) on or before such date shall not have repaid in full all principal advances by Fleet under the Loan Agreement and otherwise fully and timely performed all of its obligations (including without limitation payment of all accrued interest, late payment fees and other charges) thereunder; provided, that notwithstanding that the Borrower shall not have repaid in full all principal advances by Fleet under the Loan Agreement and otherwise fully and timely performed all of its obligations (including without limitation payment of all accrued interest, late payment fees and other charges) thereunder on or before August 31, 2000, this Warrant shall not become exercisable for the First Condition Shares until September 30, 2000 if (i) on or before August 31, 2000 the Company shall have delivered to Fleet an executed commitment letter from one or more third party financial institutions acceptable to Fleet in its sole discretion providing for the refinancing by such institution(s) of all outstanding principal, accrued interest and other charges then outstanding under the Loan Agreement, where the closing of such refinancing is stated therein to occur no later than September 30, 2000 and such closing is subject only to execution of a definitive agreement with respect thereto and to no other contingencies or conditions precedent, and (ii) (a) the closing of such refinancing does not occur, for any reason or no reason, on or before September 30, 2000, or (b) the Borrower otherwise, on or before September 30, 2000, have repaid in full all principal advances by Fleet under the Loan Agreement and otherwise fully and timely performed all of its obligations (including without limitation payment of all accrued interest, late payment fees and other charges) thereunder.

     (B) Second Condition. This Warrant shall become exercisable for Fifty Thousand (50,000) additional shares (the "SECOND CONDITION SHARES") of Warrant Stock (subject to any and all adjustments as provided herein, including without limitation any adjustments in connection with events occurring prior to the date on which this Warrant first becomes exercisable for the Second Condition Shares) on and as of 5:00 PM, Eastern time, on December 31, 2000, if the Borrower on or before such date shall not have repaid in full all principal advances by Fleet under the Loan Agreement and otherwise fully and timely performed all of its obligations (including without limitation payment of all accrued interest, late payment fees and other charges) thereunder.


     For purposes hereof:

     "EXERCISE PRICE" means (subject to any and all adjustments as provided herein), the Fair Market Value, as determined pursuant to Section 2.1 below, of a share of Warrant Stock on and as of the date on which this Warrant first becomes exercisable as to the First Condition Shares.

     "WARRANT STOCK" means shares of Common Stock or Other Securities issuable upon exercise of this Warrant.


1. DEFINITIONS. In addition to the terms which are defined in the body of this Warrant, certain terms used in this Warrant are defined in Section 15 hereof.

2. EXERCISE OF WARRANT.

   2.1 Exercise. This Warrant may be exercised prior to its expiration at any time and from time to time on and after the date(s), if any, on which this Warrant becomes exercisable for the First Condition Shares and the Second Condition Shares, respectively by surrender of this Warrant, with the form of Notice of Exercise or Conversion at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal to the balance of the number shares then purchasable under this Warrant. Upon any exercise of this Warrant, in whole or in part, the holder hereof may, in lieu of paying the aggregate Exercise Price which otherwise would be payable with respect to the shares of Warrant Stock for which this Warrant is then being exercised (collectively, the "EXERCISE SHARES"), (a) in the event the holder of this Warrant is also the holder of a promissory note of the Company, convert a like amount of outstanding principal and/or interest amount of such note into such number of Common Stock, or (b)surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of shares of Warrant Stock determined as follows:

                    X = Y (A-B)/A
     where:
                    X = the number of shares of Warrant Stock to be issued to the holder.

                    Y = the number of shares of Warrant Stock with respect to which this Warrant is being exercised.

                    A = the Fair Market Value (as defined below) of one share of the Warrant Stock.

                    B = the Exercise Price.

     For purposes of this Section 2.1, the "Fair Market Value" of one share of Warrant Stock (the "FAIR MARKET VALUE") at any date shall be determined as follows:

     (a) If shares of the same class or series as the Warrant Stock (or shares of the Company's Common Stock into which shares of Warrant Stock are convertible) are at such time listed or admitted for trading on any national securities exchange or quoted on the National Quotation Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), then the Fair Market Value shall be equal to the average of the daily closing market prices of such shares over a period of five (5) consecutive trading days prior to the day on which Fair Market Value is being determined. As used in this subparagraph (a), "market price" for each such trading day shall be the average of the closing prices on such day of such shares on all domestic primary national securities exchanges on which such shares are then listed, or, if there shall have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or if such shares shall not be so listed, the average of the representative bid and asked prices at the end of such trading day as reported by NASDAQ.

     (b) If shares of the same class or series as the Warrant Stock (or shares of the Company's Common Stock into which shares of Warrant Stock are convertible) are not at such time listed or admitted for trading on any national securities exchange or quoted on NASDAQ, then the Fair Market Value of one share of Warrant Stock shall be equal to the fair market value of the entire capital equity of the Company taken as a whole, divided by the number of shares of Common Stock (on a fully diluted, as converted, as exercised basis) then issued (or deemed issued) and outstanding, without premium for control and without discount for minority interest or restriction on transfer, as determined by the Company's Board of Directors in good faith and set forth in writing to Fleet within fifteen (15) days after the occurrence of the event which requires the valuation, unless Fleet shall object in writing within five (5) days after receipt of the Board of Directors' determination, in which case the Fair Market Value shall be determined (x) by a reputable independent appraiser selected by mutual agreement of the Company and Fleet and set forth in writing to the Company and Fleet within thirty (30) days after the occurrence of the event which requires the valuation, or (y) (if the Company and Fleet shall have been unable to agree upon an appraiser within ten (10) days after Fleet's objection to the Board of Directors' determination of Fair Market Value) as the average of the two (2) closest appraisals by three (3) reputable independent appraisers, one chosen by the Company, one chosen by Fleet, and the third selected by the other two (2) appraisers, set forth in writing within sixty (60) days after the occurrence of the event which requires the valuation. If the Fair Market Value as determined by appraisal pursuant to clause (x) above, or by the average of the appraisals determined in accordance with clause (y) above, as the case may be, is greater than the Fair Market Value determined by the Board of Directors by five percent (5%) or more, then all expenses of such appraisals shall be paid by the Company, and in all other circumstances, such appraisal expenses shall be borne by the party engaging such appraiser or, as the case may be, jointly, as to the jointly scheduled appraiser pursuant to clause (x) and the third appraiser pursuant to clause (y).

     2.2 Warrant Agent In the event that a bank or trust company shall have been appointed as trustee for the holder of the Warrant pursuant to Section 6.2 hereof, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 16 hereof and shall accept, in its own name for the account of the Company or such successor entity as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this
Section 2.

     2.3 Termination. This Warrant shall terminate as to the First Condition Shares and the Second Condition Shares, respectively, at 5:00 PM, Eastern time on the date that is ten (10) years following the date on which this Warrant first becomes exercisable as to such shares.

3.   REGISTRATION RIGHTS.

     3.1 Registration Rights. Not later than January 31, 2001 (the "Registration Date"), the Company at its sole expense shall cause the First Condition Shares and the Second Condition Shares, if any, issued or issuable hereunder to be registered for public re-sale by Fleet in accordance with the provisions of this Section 3. Notwithstanding the foregoing, if prior to the Registration Date the Company shall otherwise register with the Securities and Exchange Commission ("SEC") any shares of Warrant Stock, either for its own account or the account of any of its securityholders or both, the

Company shall give written notice thereof to Fleet not less than twenty (20) days prior to the filing of such registration statement with the SEC and shall cause all shares of Warrant Stock issued and issuable hereunder to be included therein at the sole expense of the Company; provided, that if any such other registration by the Company is for a firm commitment underwritten offering or sale of shares of Warrant Stock and the managing underwriters advise the Company in writing that marketing factors require a limitation on the number of shares of Warrant Stock to be offered and sold by stockholders of Company in such offering, there shall be included in such registration: (i) first, all shares of Warrant Stock proposed by Company to be sold for its account; and (ii) second, that number of shares of Warrant Stock, if any, requested to be included in such registration statement by Fleet and by stockholders of the Company having contractual rights to include shares in such registration, on a pro rata basis based upon the number of shares of Warrant Stock Fleet and each such stockholder beneficially owns.

     3.2 Shelf Registration. The Company shall prepare and file with the SEC pursuant to Rule 415 under the Securities Act of 1933, as amended, or any successor statute (the "Act"), a registration statement on Form S-3 under the Act or any successor form or, if such form is not then available to the Company, on such form as permitted by the SEC, for the delayed or continuous offering of the shares of Warrant Stock issued and issuable hereunder (the "Registration Statement"), and shall cause such Registration Statement to become effective not later than the Registration Date. The Company shall cause such Registration Statement to remain effective until the earlier to occur of (i) the sale by Fleet of all shares of Warrant Stock issued and issuable hereunder pursuant thereto or otherwise, or (ii) two (2) years from the Registration Date (the "Effective Period"). The Company shall also, in connection with the Registration Statement or such other registration in which the shares of Warrant Stock issued and issuable hereunder are included pursuant to Section 3.1 above, cause the shares of Warrant Stock issued and issuable hereunder to be registered or qualified under such state securities or "blue sky" laws as Fleet shall reasonably request and to maintain the effectiveness of such state registrations and qualifications throughout the Effective Period (or effective period of such other registration). At all times during the Effective Period (or effective period of such other registration) the Company shall provide such number of copies of the prospectus (as amended or supplemented from time to time) under the Registration Statement (or such other registration statement) as reasonably requested by Fleet in order to facilitate its disposition of the shares of Warrant Stock issued and issuable hereunder pursuant thereto.

     3.3 Expenses of Registration. All expenses (including without limitation fees of counsel to Fleet up to a maximum of $20,000.00) incurred in connection with the Registration Statement and any other registration in which the shares of Warrant Stock issued and issuable hereunder are included pursuant to Section
3.1 above, including without limitation, all registration, filing and qualification fees, printing expenses, underwriting fees, discounts and commissions (other than underwriting fees, discounts and commissions relating solely to the shares of Warrant Stock issued and issuable hereunder), fees and disbursements of counsel for the Company and expenses of any special audits incidental to or required by such registration, shall be borne by the Company.

     3.4   Indemnification.

           (a) The Company will indemnify Fleet and each of its officers, directors, affiliates and each controlling person of Fleet, in connection with the Registration Statement and/or any other registration in which the shares of Warrant Stock issued and issuable hereunder are included pursuant to Section 3.1 above, and all state registrations and qualifications in connection therewith, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident thereto or forming a part thereof or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder ("Exchange Act") or any state securities law applicable to the Company or any rule or regulation promulgated any such state law and relating to action or inaction required of the Company in connection with such Registration Statement or such other registration, qualification or compliance, and will reimburse Fleet and each of its officers, directors, affiliates and controlling persons, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 3.4(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Fleet specifically for use therein.

          (b) Fleet will indemnify the Company, each of its directors and officers and controlling persons against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement and/or any other registration statement or state registration or qualification in which the shares of Warrant Stock issued and issuable hereunder are included pursuant to Section 3.1 above, and in any prospectus, offering circular or other document incident thereto or forming a part thereof, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers and controlling persons for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or other registration statement, or prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Fleet specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 3.4(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the written consent of Fleet (which consent shall not be unreasonably withheld or delayed); and provided further, that the total amount for which Fleet shall be liable under this subsection 3.4(b) shall not in any event exceed the aggregate proceeds received by Fleet from the sale of shares of Warrant Stock sold by Fleet pursuant to the Registration Statement or such other registration.

          (c) Each party entitled to indemnification under this section 3.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the

"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     3.5 NASDAQ, etc. listing. In connection with the Registration Statement and/or any other registration in which any shares of Warrant Stock issued or issuable hereunder are included pursuant to Section 3.1 above, the Company shall at its sole expense and not later than the effective date of such Registration Statement or other registration, cause all shares of Warrant Stock issued and issuable hereunder and covered thereby to be approved for listing or quotation on the NASDAQ National Market and to maintain such approval at all times during the Effective Period (or the effective period of such other registration) or, if the Warrant Stock is no longer traded on the NASDAQ National Market, on such other securities exchange. inter-dealer quotation system or over-the-counter trading system as the Warrant Stock is traded.

4.   DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

     4.1 Delivery. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Warrant Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

     4.2 Fractional Shares. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Warrant Stock, then, in such event, the holder of this Warrant shall be entitled to cash equal to the Fair Market Value of such fractional share determined in the same manner as for one share of Warrant Stock pursuant to Section 2.1 hereof.

5. ADJUSTMENTS FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS. In case at any time or from time to time, the holders of Warrant Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

     (a) other or additional, or rights to acquire, stock or other securities or property (other than cash) by way of dividend;

     (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company); or

     (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

other than additional shares of Warrant Stock or adjustments in respect of which are provided for in Section 7.1 hereof, then and in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof, shall be entitled to receive, in addition to the number of shares of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in subsections (b) and (c) of this Section 5) which such holder would have received prior to or would have held on the date of such exercise if on the date hereof it had been the holder of record of the number of shares of Warrant Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and received and retained all such other or additional stock and other securities and property (including cash in the cases referred to in subsections (b) and (c) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof.

6.   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

     6.1 Certain Adjustments. In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification or recapitalization, (ii) consolidate with or merge into any other person, or (iii) transfer all or substantially all of its properties or assets to any other person, (an "ACQUISITION") then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, recapitalization, consolidation, or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the shares of Warrant Stock (or Other Securities) issuable on such exercise immediately prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation (or thereafter as a result of such consummation, including in connection with any dissolution of the Company) if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

     6.2 Appointment of Trustee for Warrant Holders Upon Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall, at its expense, deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrant after the effective date of such dissolution pursuant to this Section 6 to a bank or trust company having its principal office in Boston, Massachusetts, as trustee for the holder or holders of the Warrant.

     6.3 Continuation of Terms. Upon an Acquisition, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, recapitalization, consolidation, merger or transfer (and the effective date of dissolution following any such transfer), as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 8 hereof. Notwithstanding the foregoing, at the election of Fleet, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Fleet in consideration of the shares of Warrant Stock had Fleet exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Exercise Price of the shares of Warrant Stock, but in no event less than zero.

7. ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK.

     7.1 General. If at any time there shall occur any stock split, stock dividend, reverse stock split or other subdivision of the Company's Common Stock (a "STOCK EVENT"), then (a) the number of shares of Common Stock to be received by the holder of this Warrant upon exercise hereof or upon conversion of the shares of Warrant Stock issuable hereunder shall be appropriately adjusted such that the proportion of the number of shares issuable hereunder to the total number of shares of the Company outstanding (on a fully diluted as converted, as exercised basis) prior to such Stock Event is equal to the proportion of the number of shares issuable hereunder after such Stock Event to the total number of shares of the Company outstanding (on a fully diluted basis) after such Stock Event, and (b) if the Warrant Stock is Common Stock, the Exercise Price shall be proportionately decreased or increased upon the occurrence of any stock split or other subdivision of the Common Stock.

8. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, (iii) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any other person to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

9. CERTIFICATE AS TO ADJUSTMENTS. In each case of any event that may require any adjustment or readjustment in the shares of Warrant Stock issuable on the exercise of this Warrant or the shares of Common Stock issuable upon conversion of such shares of Warrant Stock, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the consideration received or receivable by the Company for any additional shares of Warrant Stock, Common Stock (or Other Securities) issued or sold or deemed issued or sold,(ii) the number of shares of Warrant Stock and Common Stock then outstanding or deemed to be outstanding on a fully diluted, as converted, as exercised basis, and (iii) the Exercise Price and the number of shares of Warrant Stock and Common Stock to be received upon exercise of this Warrant and conversion of the shares of Warrant Stock, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7) on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the holders of a Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by the Company's independent accounting firm or another independent certified public accountant at the expense of the Company.

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder as follows:

     10.1 Organization and Good Standing. The Company is duly organized and existing as a corporation in good standing in the [State of Delaware] and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     10.2 Authorization, The execution, delivery and performance by the Company of this Warrant, and the issuance and sale by the Company of the Securities hereunder (a) are within the Company's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of, or the creation of any lien upon any of the property of the Company or require any consent or approval pursuant to, the Certificate or by-laws of the Company or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to the Company.

     10.3 Enforceability. The execution and delivery by the Company of this Warrant, the issuance and sale by the Company of the Securities hereunder and the performance by the Company of its obligations hereunder, will result in legally binding obligations of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof.

     10.4 Governmental Approvals. The execution, delivery and performance by the Company of this Warrant, and the issuance and sale of the Securities hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

     10.5 Reservation, Etc. Sufficient shares of authorized but unissued Securities have been, and at all times will be, reserved by appropriate corporate action in connection with the prospective exercise of this Warrant and conversion of the shares of Warrant Stock issuable upon such exercise. The issuance of the Securities will not require any further corporate action by the stockholders or directors of the Company, will not be subject to preemptive rights in any present or future stockholders or other securities holders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and all Securities, when issued upon exercise of this Warrant in accordance with its terms or upon conversion hereof or of the shares of Warrant Stock issuable upon exercise or conversion hereof, will be duly authorized, validly issued, fully paid and non-assessable.

     10.6 Defaults. The Company is not in default under any provisions of its Certificate or by-laws, or under any provisions of any franchise, contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound or in violation of any law, judgment, decree or governmental order, rule or regulation, which default or violation could affect adversely in any material manner the business, assets or financial condition of the Company.

     10.7 Issuance of Securities. All securities of the Company to be issued pursuant to this Warrant when issued will have been issued in accordance with all applicable laws and regulations, including without limitation the Act and state securities or "blue sky" laws.

     10.8 Disclosure. No representation, warranty or statement made in this Warrant, any Financing Agreement, or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

11. INVESTMENT REPRESENTATION. Fleet represents and warrants to the Company that Fleet is (a) an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act, and (b) acquiring the Securities for investment and not with a view to selling or otherwise distributing the Securities, other than as contemplated in Section 3 above; provided, however, that the disposition of Fleet's property shall at all times be and remain in Fleet's control, subject to Section 20 hereof.

12.  NOTICES OF RECORD DATE.  In the event of:

     (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

     (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

     (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock (or Other Securities) shall be entitled to exchange their shares of Warrant Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

13. INFORMATION RIGHTS. So long as Fleet holds this Warrant and/or any of the Warrant Stock, the Company shall deliver to the holder (a) promptly after mailing/sending, copies of all press releases, reports, financial statements, notices or other written communications to any shareholders of the capital stock of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing, (c) such other financial statements required under and in accordance with any loan documents between Fleet and the Company or if there are no such requirements (or if the subject loan(s) no longer are outstanding), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements, and (d) annually, no later than prior to the start of each fiscal year, capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries, if any, which have been approved by the Board of Directors of the Company and any revisions to the foregoing.

14. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times take all actions necessary to reserve and keep available, solely for issuance and delivery on the exercise of this Warrant and conversion of the shares of Warrant Stock issuable hereunder, a sufficient number of shares of Warrant Stock and Other Securities to permit exercise from time to time in full of this Warrant and conversion of such shares of Warrant Stock.

15. DEFINITIONS. As used herein the following terms have the following respective meanings:

     15.1 The term "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with Fleet (or other specified Person).

     15.2  "BANK AFFILIATE"  See Section 19 hereof.

     15.3  "BANK HOLDING COMPANY ACT"  See Section 19 hereof.

     15.4 The term "COMMON STOCK" includes the Company's Common Stock, $___ par value, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     15.5 The term "CERTIFICATE" shall mean the Company's Certificate of Incorporation, as amended and/or restated and in effect from time to time, including without limitation any Certificate of Designation applicable to the Warrant Stock.

     15.6 The term "FINANCING AGREEMENTS" shall include this Warrant and the Loan Agreement and all present and future documents, instruments, agreements and certificates executed and delivered to Fleet National Bank. and/or Fleet by any Person in connection therewith.

     15.7 The term "OTHER SECURITIES" refers to any stock (other than Warrant Stock) and other securities of the Company or any other Person (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Warrant Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Stock or Other Securities.

     15.8 The term "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     15.9 The term "SECURITIES" shall mean, collectively, the Warrant, the shares of Warrant Stock and the shares of Other Securities issuable upon exercise of this Warrant or conversion of the shares of Warrant Stock issuable hereunder.

     15.10 The term "SMALL BUSINESS ACT" shall mean the Small Business Investment Act of 1958, as amended, or any successor federal statute, and the rules and regulations of the Small Business Administration thereunder, all as the same shall be in effect from time to time.

16. WARRANT AGENT. The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in Boston, Massachusetts for the purpose of issuing Warrant Stock on the exercise of this Warrant pursuant to
Section 2 hereof, and exchanging or replacing this Warrant, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

17. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

18. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

19.  REGULATORY RESTRICTIONS.

     19.1 Holding Company. No Person which is a bank holding company or a subsidiary of a bank holding company (a "BANK AFFILIATE") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder (the "BANK HOLDING COMPANY ACT") shall acquire Warrant Stock, if, after giving effect to such acquisition, the Bank Affiliate, together with its Affiliates, would own more than five percent (5%) of the outstanding voting securities of the Company. Notwithstanding the foregoing, shares of Warrant Stock may otherwise be acquired or held by Fleet or any Affiliate of Fleet which is a Small Business Investment Company consistent with and subject to the limitations contained in the Small Business Act and, to the extent not inconsistent with the Bank Holding Company Act, shares of Warrant Stock may be acquired in the event that:

     (a) the Company shall vote to merge or consolidate with or into any other Person and after giving effect to such merger or consolidation Fleet or Affiliate of Fleet would not own more than five percent (5%) of the outstanding voting securities of the surviving corporation; or

     (b) said holder exercises its registration rights pursuant to Section 3 hereof and the registration statement resulting therefrom is effective.

20.  RESTRICTIONS ON  TRANSFER.

     20.1 General Restriction. The Securities shall be transferable only upon the satisfaction of the conditions set forth below in this Section 20.

     20.2 Restrictions on Transfer. The holder of this Warrant and each Person to whom this Warrant is subsequently transferred represents and warrants to the Company (by acceptance of such transfer) that such Person will not transfer this Warrant or any Warrant Stock except (i) pursuant to an effective registration statement under the Act, (ii) pursuant to Rule 144 under the Securities Act (or any other rule under the Act related to the disposition of securities), (iii) transfers by or between Fleet and any of its Affiliates, or (iv) upon the delivery of an opinion of counsel, reasonably satisfactory to the Company, that such transfer is exempt from registration under the Act.

     20.3 Restrictive Legends. Except as otherwise permitted by this Section 20, each Security shall bear a legend substantially in accordance with Section
20.2 above.

     20.4 Transferability. Subject to the provisions of this Section 20, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof, at the office or agency of the Company by the registered holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of a holder thereunder and to be bound by all of the applicable terms and provisions of this Warrant.

21. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the Commonwealth of Massachusetts. All representations and warranties set forth in this Warrant shall survive the execution and delivery of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Warrant under seal as of March ___, 2000.

(Corporate Seal)                   SIGHT RESOURCE CORPORATION


Attest:                            By:___________________________________
                                   Name:_________________________________
______________________________     Title:________________________________
Name:
Title:


                                   FLEET NATIONAL BANK.

                                   By:_________________________________
                                   Name:_______________________________
                                   Title:______________________________

                        NOTICE OF EXERCISE OR CONVERSION
                        --------------------------------


                                                            Date:_____________,

Sight Resource Corporation
__________________
__________________
Attn:  President

Ladies and Gentlemen:

     The undersigned hereby elects to exercise or convert the enclosed Warrant issued to it by Sight Resource Corporation. (the "Company") and dated as of ____________________ ____, _________.

     The undersigned elects to:

          Exercise the Warrant and to purchase thereunder ____________________________ shares of the Warrant Stock of the Company (the "Shares") at an exercise price of ________________ per Share for an aggregate purchase price of _____________________________ Dollars ($_____________) (the "Purchase Price"). Pursuant to the terms of the Warrant, the undersigned has delivered the Purchase Price herewith in full.

          Convert ____% of the value of the Warrant at the current Exercise Price (as defined in the Warrant) of $____________ per Share.

          Convert $____________ of the outstanding principal and interest under that certain [Note] dated _____________________, in the face amount of $_________________________, issued by the Company and held by the undersigned, at the current Exercise Price of $___________ per share.

                                         Very truly yours,


                                         _________________________________

Receipt Acknowledged:

SIGHT RESOURCE CORPORATION

By  _________________________________
Title:______________________________
on  _____________________, __________

                               FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)


  For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________ of
_____________________________________________________ the right represented by the within Stock Purchase Warrant to purchase _____ shares of Warrant Stock of Sight Resource Corporation, a Delaware corporation, to which the within Common Stock Purchase Warrant relates, and appoints ___________________________________ Attorney to transfer such right on the books of Sight Resource Corporation, with full power of substitution in the premises.


Dated: __________________________
                                    (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                    ____________________________________
                                    (Address)

Signed in the presence of:


_________________________________